Exhibit 4.67

DESCRIPTION OF REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
A description of the characteristics of the limited liability company membership interest in Burlington Northern Santa Fe, LLC (the “Registrant”) that are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 is set forth in the Registrant’s Amended and Restated Limited Liability Company Operating Agreement, filed as an exhibit to this Annual Report on Form 10-K.
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